CERTIFICATE OF AMENDMENT
                         TO ARTICLES Of INCORPORATION OF
                                  VANTAGE, INC.
                              a Nevada Corporation

   We the undersigned, as President and Secretary of VANTAGE, INC., a Nevada Corporation, do hereby certify:

         That the Board of Directors of said corporation, at a meeting duly convened and held on the 21st day of April, 1995, adopted a resolution to amend the original Articles of Incorporation as follows:

         The First Article shall be amended to read as follows:

         FIRST. The name of the corporation is:

                          COFITRAS ENTERTAINMENT, INC.

         The number of shares of the corporation outstanding and entitled to vote on an amendment to the Articles of Incorporation is 54,668,064; that the said change and amendment has been consented to and approved by a majority vote of the stockholders holding at least a majority of each class of stock outstanding and entitled to vote thereon.


               /s/                                /s/
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                         President                          Secretary